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                              RVM INDUSTRIES, INC.
                                    FORM 8-B
                                 MARCH 31, 1997

                                   EXHIBIT 3.2

                                     BY-LAWS



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                                     BY-LAWS

                                       OF

                              RVM INDUSTRIES, INC.

                                    ARTICLE 1

                                  Stockholders


SECTION 1.01. PLACE OF MEETINGS. Every meeting of the stockholders shall be held at such place within or without the State of Delaware as shall be specified or fixed in the notice of such meeting or in the waiver of notice thereof.

SECTION 1.02. ANNUAL MEETING. An annual meeting of stockholders shall be held for the election of directors at such date, time and place, either within or without the State of Delaware, as may be designated by resolution of the Board of Directors from time to time.

At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered or mailed to and received at the principal executive offices of the Corporation, not less than forty days nor more than sixty days prior to the meeting; provided, however, that in the event that less than sixty days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned hy the stockholder, and (d) any material interest of the stockholder in such business.


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Notwithstanding anything in the By-Laws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 1.02. If the chairman of the annual meeting determines that business was not properly brought before the meeting and in accordance with the provisions of this Section 1.02, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

SECTION 1.03. SPECIAL MEETINGS. Special meetings of the stockholders may be called by the President, or by the Board of Directors, and the President or the Secretary shall call a special meeting of Stockholders on the written request of holders of fifty percent (50%) or more of the shares of stock of the Corporation entitled to vote in the election of directors, which written request shall state the purpose or purposes of such meeting

SECTION 1.04. NOTICE OF MEETINGS--WAIVER. Written notice stating the place, day, and hour of the meeting, and in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the President, Secretary, or such other officer or person authorized to call the meeting, to each registered holder entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the registered holder at his address as it appears on the stock transfer books of the Corporation, with postage on it prepaid. Attendance at a meeting shall constitute a waiver of notice of the meeting, except when the person attends a meeting for the express and sole purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Waiver by a stockholder in writing of a notice of stockholders meeting shall be equivalent to the giving of such notice. Business transacted at any special meeting of stockholders shall be limited to the purposes set forth in the notice.

SECTION 1.05. QUORUM. A quorum at a meeting of stockholders shall consist of the number of shares as provided by the Certificate of Incorporation. The stockholders present at a duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. If, however, such quorum shall not be present at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person, shall have the power to adjourn the meeting from time to time, without notice other than the announcement at the meeting, until a quorum shall be present. At such adjourned meeting, at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.



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SECTION 1.06. FIXING RECORD DATE. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or for the purpose of determining stockholders entitled to receive payment of any dividend or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a date as the record date for any such determination of stockholders. Such date shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no such record date is fixed:

         (i) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and

         (ii) The record date for determining stockholders for any purpose other than that specified in (i) above shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

         When a determination of stockholders entitled to notice of or to vote at any meeting of stockholders has been made a) provided in this Section such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date for the adjourned meeting.

SECTION 1.07. LIST O(POUND) STOCKHOLDERS. The Secretary shall prepare and make, or cause to be prepared and made, at least ten days before every meeting of stockholders, a complete list of stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

SECTION 1.08 PROXIES A stockholder may vote either in person or by proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact.





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                                    ARTICLE 2

                             The Board of Directors

SECTION 2.01. POWERS, NUMBER AND QUALIFICATIONS. The business and affairs of the Corporation shall be managed by the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders, and which may adopt such rules and regulations not inconsistent with the Certificate of Incorporation or these By-Laws or applicable laws as it may deem proper for the conduct of its meetings and the management of the Corporation. The Board of Directors shall determine the number of directors of the Board, provided, however, that in no event shall the Board of Directors consist of less than three nor more than nine members, who need not be stockholders, and further provided, however, that the number of directors shall not be reduced so as to shorten the term of any director at the time in office. The chairman of the board shall be the director elected by a majority of the other directors at the annual meeting of the directors. The chairman shall preside at all meetings of the stockholders and directors.

SECTION 2.02. ELECTION. Directors shall be elected at the annual meeting of stockholders. Each director elected shall hold office until his successor is elected and qualified or until his earlier death, resignation or removal.

SECTION 2.03. CLASSIFICATION OF DIRECTORS. The Board of Directors shall be divided into three classes, as nearly equal in number as the then total number of directors constituting the entire Board permits with the term of office of one class expiring each year. At the annual meeting of stockholders in 1986, directors of the first class shall be elected to hold office for a term expiring at the next succeeding annual meeting, directors of the second class shall be elected to hold office for a term expiring at the second succeeding annual meeting and directors of the third class shall be elected to hold office for a term expiring at the third succeeding annual meeting, and at each annual election held after such classification and election, directors of the class whose terms expire at that time shall be chosen for a three year term to succeed those whose terms expire. If the classes are uneven in number, the third class shall have one less, or one more, as the case may be, than the first and second classes.

SECTION 2.04. VACANCIES. Any vacancy occurring in the Board of Directors may be filed by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected or appointed to fill a vacancy shall be elected for the unexpired term of his predecessor in office provided that any appointment of a director to fill a directorship created by an increase in the number of directors shall continue only until the next election of directors by stockholder.

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SECTION 2.05. PLACE OF MEETINGS. Meetings of the Board of Directors, annual, regular or special, may be held either within or without the State of Delaware. Members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this by-law shall constitute presence in person at such meeting.

SECTION 2.06. ANNUAL MEETINGS. The Board of Directors shall meet each year immediately following the annual meeting of the stockholders at such time as may be practicable for the purpose of organization, election of officers, and consideration of any other business that may be considered properly by the Board at the meeting. The annual meeting of the Board of Directors may be held at any other time and place specified in a notice given as provided in Section 2.07 of these By-Laws for special meetings of the Board of Directors or in a waiver of notice thereof.

SECTION 2.07. SPECIAL MEETINGS. Upon the call of the chairman of the Corporation at any place within or without the State of Delaware, special meetings of the Board of Directors may be held upon notice by letter, telegram, cable, telecopy, or other facsimile transmission . Notice of each special meeting of the Board, i(pound) mailed, shall be addressed to each director at the address designated by him for that purpose or, if none is designated, at his last known address at least three days before the date on which the meeting is to be held, or such notice shall be sent to each director at such address by telegram, cable, telecopy or other facsimile transmission, or be delivered to him personally, not later than two days before the date on which such meeting is to be held. Notice of any meeting of the Board of Directors may be waived in writing signed by the person or persons entitled to the notice, whether before or after the time of the meeting. Attendance at a meeting shall constitute a waiver of notice of the meeting, except when the person attends a meeting for the express and sole purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Except to the extent required by law, neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of the meeting.

SECTION 2.08. QUORUM. A majority of the number of directors fixed by the By-Laws shall constitute quorum for the transaction of business. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the act of a greater number is required by statute, the Certificate of Incorporation, or the By-Laws. Any action that may be taken at a meeting of the directors or of a committee, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.


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SECTION 2.09. COMMITTEES. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may appoint unanimously another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authorities of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting any agreement of merger or consolidation, recommending to the stockholders the sale, lease, or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the By-Laws of the Corporation; and unless the resolution designating it expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

SECTION 2.10. COMPENSATION. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors and/or a stated salary for acting as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                                    ARTICLE 3

                                  The Officers

SECTION 3.01. OFFICERS. The Officers of the Corporation shall consist of a Chief Executive Officer, President, Vice President, Secretary, Treasurer, and such other Officers and Assistant Officers and agents as may be deemed necessary by the Board of Directors, each of whom shall be elected or appointed by the Board of Directors at such time as it may determine. Each of the Officers shall serve at the pleasure of the Board of Directors for such compensation as may be fixed by the Board. Any two or more Offices may be held by the same person, except the Offices of President and Secretary. Officers need not be directors of the Corporation.





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SECTION 3.02. VACANCIES. Whenever any vacancies shall occur in any office by death, resignation, increase in the number of offices of the Corporation, or otherwise, the same may be filled by the Board of Directors, and the officer so elected shall hold office until his successor is chosen and qualified.

SECTION 3.03(a). CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall have active executive management of the operations of the Corporation, subject, however, to the control of the Board of Directors. The Chief Executive Officer shall have full authority to execute powers of attorney appointing other corporations, partnerships, or individuals the agent of the Corporation.

SECTION 3.03(b). THE PRESIDENT. The primary duty of the President shall be to exercise general supervision over the affairs of the Corporation, subject, however, to the control of the Board of Directors. The President shall perform such other duties as the By-Laws provide or the Board of Directors may prescribe.

SECTION 3.04. THE VICE PRESIDENT. A Vice President shall perform all duties incumbent upon the President during the absence or disability of the President, and shall perform such other duties as the By-Laws may provide or the Board of Directors may prescribe.

SECTION 3.05. THE SECRETARY. The Secretary shall attend all meetings of the stockholders and of the Board of Directors, and shall keep, or cause to be kept in a book provided for the purpose, a true and complete record of the proceedings of these meetings. He shall be custodian of the records and the seal of the Corporation and see that the seal is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized. He shall attend to the giving of all notices and shall perform such other duties as the By-Laws may provide or the Board of Directors may prescribe.

SECTION 3.06. THE TREASURER. The Treasurer shall keep correct and complete records of account, showing accurately at all times the financial condition of the Corporation. He shall be the legal custodian of all moneys, notes, securities, and other valuables that may from time to time come into the possession of the Corporation. He shall immediately deposit all funds of the Corporation coming into his hands in some reliable bank or other depository to be designated by the Board of Directors, and shall keep this bank account in the name of the corporation. He shall furnish at meetings of the Board of Directors, or whenever requested, a statement of the financial condition of the Corporation, and shall perform such other duties as the By-Laws may provide or the Board of Directors may prescribe.






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SECTION 3.07. TRANSFER OF AUTHORITY. In case of the absence of any officer of the Corporation or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may transfer the powers or duties of that officer to any other officer or to any director or employee of the Corporation, provided a majority of the full Board of Directors concurs.

                                    ARTICLE 4

                                  Capital Stock

SECTION 4.01. CERTIFICATES REPRESENTING SHARES. Each holder of the Capital Stock of the Corporation shall be entitled to a certificate signed by the Chairman or by the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, and sealed with the seal of the Corporation or a facsimile thereof certifying the number of shares owned by him in the Corporation. Any or all of the signatures on the certificate may be a facsimile. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such Officer at the date of its issue.

SECTION 4.02. TRANSFER OF SHARES. Transfers of shares of capital stock of the Corporation shall be made only on the books of the Corporation by the holder thereof or by his duly authorized attorney appointed by a power of attorney duly executed and filed with the Secretary or a transfer agent of the Corporation, and on surrender of the certificate or certificates representing such shares of capital stock properly endorsed for transfer and upon payment of all necessary transfer taxes. Every certificate exchanged, returned or surrendered to the Corporation shall be marked "Canceled," with the date of cancellation, by the Secretary or an Assistant Secretary or the transfer agent of the Corporation or a person authorized by any of them.

A person in whose name shares of capital stock are registered on the books of the Corporation shall be deemed the owner thereof to receive dividends, to vote as such owner and for all other purposes as respects the Corporation. The Corporation shall be entitled to recognize the exclusive right of a person registered in its books as the owner of .shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

No transfer of shares of capital stock shall be valid as against the Corporation, its stockholders and creditors for any purpose, except to render the transferee liable for the debts of the Corporation to the extent provided by law, until such transfer shall have been entered on the books of the Corporation by an entry showing from and to whom transferred.

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SECTION 4.03. LOST, DESTROYED, STOLEN AND MUTILATED CERTIFICATES. The holder of any shares of capital stock of the Corporation shall immediately notify the Corporation of any loss, destruction, theft or mutilation of the certificate representing such shares, and the Corporation may issue a new certificate to replace the certificate alleged to have been lost, destroyed, stolen or mutilated. The Board may, in its discretion, as a condition to the issue of any such new certificate, require the owner o(pound) the lost, destroyed, stolen or mutilated certificate, or his legal representatives, to make proof satisfactory to the Board of such loss, destruction, theft or mutilation and to advertise such fact in such manner as the Board may require, and give the Corporation and its transfer agents and registrars, or such of them as the Board may require, a bond in such form in such sums and with such surety or sureties as the Board may direct, to indemnify the Corporation and its transfer agents and registrars against any claim that may be made against any of them on account of the continued existence of any such certificate so alleged to have been lost, destroyed, stolen or mutilated and against any expense in connection with such claim.

                                    ARTICLE 5

                         Corporate Seal and Fiscal Year

SECTION 5.01. SEAL. The seal of the Corporation shall be circular in form and mounted upon a metal die, suitable for impressing the same upon paper. About the upper periphery of the seal shall appear the words "Ravens Metal Products, Inc." and about the lower periphery of it the word "Delaware". In the center of the seal shall appear the words "Corporate Seal" and "1986".

SECTION 5.02. FISCAL YEAR. The fiscal year of the corporation shall begin on the first day of April in each year and end on the last day of March in the following year.

                                    ARTICLE 6

                             Special Corporate Acts

                   Negotiable Instruments, Deeds and Contracts

         All checks, drafts, notes, bonds, bills of exchange, and orders for the payment of money of the Corporation; all deeds, mortgages, and other written contracts and agreements to which the Corporation shall be a party; and all assignments or endorsements of stock certificates, registered bonds, or other securities owned by the Corporation, shall, unless otherwise directed by the Board of Directors, or unless otherwise required by law, be signed by the Chief Executive Officer or the President or by any two of the following officers who are different persons: Vice President, Secretary, Chief Financial Officer, or Treasurer. The Board of Directors may, however, authorize any one of such officers to sign any of such instruments, for and on behalf of the Corporation, without necessity of

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countersignature; may designate officers or employees of the Corporation, other than those named above, who may, in the name of the Corporation, sign such instruments; and may authorize the use of facsimile signatures of any of such persons. Any shares of stock issued by any other corporation and owned or controlled by the Corporation may be voted at any stockholders' meeting of the other corporation by the Chief Executive Officer of the Corporation, if he be present; or, in his absence, by the President or any Vice President of the Corporation who may be present; and, in the event the Chief Executive Officer, the President, and Vice President shall be absent, then by such person as the Chief Executive Officer of the Corporation shall, by duly executed proxy, designate to represent the Corporation at such stockholders' meeting.

                                    ARTICLE 7

                                   Amendments

         Except as provided in the Certificate of Incorporation, the power to alter, amend, or repeal the By-Laws, or to adopt new By-Laws is vested in the Board of Directors, subject to repeal or change by action of the stockholders. The By-Laws may contain any provisions for the regulation and management of the affairs of the Corporation not prohibited by law or the Certificate of Incorporation.

                                    ARTICLE 8

                                 Indemnification

SECTION 8.01. INDEMNIFICATION OF OFFICERS AND DIRECTORS. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or an officer of the Corporation, against expenses (including attorneys' fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the fullest extent and in the manner set forth in and permitted by the General Corporation Law, and any other applicable law, as from time to time in effect. Such right of indemnification shall not be deemed exclusive of any other rights to which such director or officer may be entitled apart from the foregoing provisions. The foregoing provisions of this Section 8.1 shall be deemed to be contract between the Corporation and each director and officer who serves in such capacity at any time while this ARTICLE 8 and the relevant provisions of the General Corporation Law and other applicable law, if any, are in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.


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SECTION 8.02. INDEMNIFICATION OF OTHER PERSONS. The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was an employee or agent of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the extent and in the manner set forth in and permitted by the General Corporation Law, and any other applicable law, as from time to time in effect. Such right of indemnification shall not be deemed exclusive of any other rights to which any such person may be entitled apart from the foregoing provisions.

                                    ARTICLE 9

                                Books and Records

SECTION 9.01. BOOKS AND RECORDS. The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of the stockholders, the Board and any committee of the Board. The Corporation shall keep at the office designated in the Certificate of Incorporation or at the office of the transfer agent or registrar of the Corporation, a record containing the names and addresses of all stockholders, the number and class of shares held by each and the dates when they respectively became the owners of record thereof.

SECTION 9.02. FORM OF RECORDS. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible written form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

SECTION 9.03. INSPECTION OF BOOKS AND RECORDS. Except as otherwise provided by law, the Board shall determine from time to time whether, and, if allowed, when and under what conditions and regulations, the accounts, books, minutes and other records of the Corporation, or any of them, shall be open to the inspection of the stockholders.







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